Filed Pursuant to Rule 424(b)(7)

Registration No. 333-157374

A filing fee of $32,086, based on a $575,010,374 maximum aggregate offering price

(estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c),

based on $69.03 per share of common stock as the average of the high and low prices of the shares reported on the New York Stock Exchange on July 29, 2009, and in accordance with Rule 457(r)),

has been transmitted to the SEC in connection with shares of common stock offered by means of this prospectus supplement and the accompanying prospectus from Registration Statement No. 333-157374.

This paragraph shall be deemed to update the “Calculation of Registration Fee”

table in that Registration Statement.

PROSPECTUS SUPPLEMENT

To Prospectus Dated February 17, 2009

8,329,862 Shares

3M Company

Common Stock

This prospectus supplement relates to the resale from time to time of up to 8,329,862 shares of our common stock, par value $0.01 per share, by the selling stockholder named in this prospectus supplement.

The selling stockholder may sell the shares of common stock being offered by this prospectus supplement from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus supplement under “Plan of Distribution.”  The selling stockholder may sell the shares, in negotiated transactions or otherwise, at the prevailing market price for the shares or at negotiated prices.  We will not receive any of the proceeds from the sale of the shares and we will not be paying any underwriting discounts or commissions in this offering.

Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange and trades under the ticker symbol “MMM”.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated August 4, 2009.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement, which describes the specific terms of this offering, along with the accompanying prospectus, which gives more general information, some of which may not apply to this offering.  You should consider the information contained in these documents when making your investment decision.  You should rely only on the information contained or incorporated by reference in these documents.  We have not, and our agents have not, authorized anyone else to provide you with different or additional information.  If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock.  This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy such common stock in any circumstances in which such offer or solicitation is unlawful.

Information in this prospectus supplement and the accompanying prospectus may change after the date on the front of the applicable document.  You should not interpret the delivery of this prospectus supplement or the accompanying prospectus, as an indication that there has been no change in our affairs since those dates.

When we refer to “3M”, “our company”, “we”, “our” and “us” in this prospectus supplement, we mean 3M Company unless the context indicates otherwise.

RISK FACTORS

Investing in our common stock involves risks.  Before deciding to invest in our common stock, you should consider carefully, among other factors, the discussion of risks and uncertainties under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as updated by our Current Report on Form 8-K, dated May 13, 2009, and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009, and the “Risk Factors” section of any future report filed by the Company with the Securities and Exchange Commission, all of which are incorporated by reference herein.  Please see “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” in the accompanying prospectus.  The risks and uncertainties we discuss in these documents are incorporated by reference in this prospectus supplement and the accompanying prospectus and, together with the risks outlined below, contain forward-looking statements that relate to future events and typically address the Company’s expected future business and financial performance based on certain assumptions.  These assumptions and expectations of future events and trends are subject to risks and uncertainties.  Depending on a variety of factors, actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements.

* The price of our common stock may fluctuate significantly, which may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive. Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control.  These factors may include those described under the heading “Risk Factors” in our SEC filings, a change in sentiment in the market regarding us or our business prospects or changes in the frequency or amount of dividends or share repurchases.  In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations.  This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance.  These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results.  We expect that the market price of our common stock will continue to fluctuate and there can be no assurances about the market prices for our common stock.

* There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock. We are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock.  The issuance of any additional shares of common stock or of preferred stock or convertible securities or the exercise of such securities could be substantially dilutive to stockholders of our common stock.  Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series.  The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.  Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings.  Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

* Offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock. We may increase our capital resources or raise additional capital by making additional offerings of debt, such as medium-term notes, senior or subordinated notes, or by offering preferred stock.  Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock.  Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both.  Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

Our Board of Directors is authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders.  Our Board of Directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms.

If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

3M files annual, quarterly and current reports, proxy statements and other information with the SEC.  3M’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document 3M files with the SEC at its public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.  3M’s SEC filings are also available at the office of the New York Stock Exchange.  For further information on obtaining copies of 3M’s public filings at the New York Stock Exchange, you should call (212) 656-5060.

“Incorporated by reference” into this prospectus is the information in documents that 3M files with the SEC. This means that important information about 3M and 3M common stock is being disclosed to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus supplement, and you should rely on the information contained in the most recently filed document.  The 3M documents incorporated by reference are (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):

•                  Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2009 Annual Meeting of Stockholders filed with the SEC on March 25, 2009, and excluding the financial statements included in Item 8, “Financial Statements and Supplementary Data,” which have been retrospectively revised for the effects of segment realignments and the adoption of FSP No. APB 14-1, “Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement),” and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51,” effective January 1, 2009, which revised financial statements have been included in our current report on Form 8-K dated May 13, 2009);

•                  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009 and the quarter ended June 30, 2009;

•                  Current Reports on Form 8-K dated February 12, 2009, May 13, 2009 and July 7, 2009, and all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus supplement and before the termination of this offering.

Documents incorporated by reference are also available from 3M without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in those documents. You can obtain these documents without charge by requesting them in writing or by telephone from 3M at the following addresses:

3M Company
3M Center
St. Paul, Minnesota  55144
Attention:  Investor Relations
Telephone number:  (651) 733-1110

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the selling stockholder.

SELLING STOCKHOLDER

On August 4, 2009, we contributed an aggregate of 8,329,862 shares of common stock to the 3M Employee Retirement Income Plan, a plan subject to the Employee Retirement Income Security Act of 1974, as amended, that provides retirement benefits to certain employees of 3M and its affiliates.  As used in this prospectus supplement, the term “selling stockholder” means the 3M Employee Retirement Income Plan.  This prospectus supplement covers the resale by the selling stockholder of up to the total number of shares so contributed in the manner contemplated under “Plan of Distribution.”

Pursuant to the registration rights agreement between us and the independent fiduciary of and on behalf of the selling stockholder dated August 4, 2009, we agreed, among other things, to supplement our shelf registration statement of which the accompanying prospectus is a part with this prospectus supplement to register the disposition from time to time of the shares contributed to the selling stockholder.

The following table presents information regarding the selling stockholder and the shares that it may offer and sell from time to time under this prospectus supplement.  This table is prepared based on information supplied to us by the selling stockholder.  The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may offer under this prospectus supplement.  The selling stockholder may sell some, all or none of its shares.  We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares, except the registration rights agreement described above.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  The percentage of shares beneficially owned prior to the offering is based on 698,269,649 shares of our common stock actually outstanding as of July 29, 2009 plus the 8,329,862 shares contributed to the selling stockholder on August 4, 2009.

	Shares of Common Stock Beneficially		Number of Shares	Shares of Common Stock Beneficially
Security Holders	Owned Prior to the Offering		Being Offered	Owned After Offering

	Number	Percent		Number	Percent

3M Employee Retirement Income Plan(1)	8,346,387	1.18%	8,329,862	16,525(2)	*

(1) The address of the 3M Employee Retirement Income Plan is 3M Investment Management Corporation, 3M Center — Building 224-5S-26, St. Paul, Minnesota 55144.

(2) Assumes all offered shares are sold.

* Less than one percent.

DESCRIPTION OF THE SECURITIES OFFERED

The selling stockholder may offer from time to time up to 8,329,862 shares of our common stock, par value $0.01 per share.  Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange and trades under the ticker symbol “MMM”.  As of July 29, 2009, 3M had 698,269,649 shares of common stock outstanding.  For a further description of our common stock, please see “Capital Stock” in the accompanying prospectus.

PLAN OF DISTRIBUTION

We are registering the shares of common stock under this prospectus supplement on behalf of the selling stockholder.  We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock.

The selling stockholder may sell all or a portion of the shares beneficially owned by the selling stockholder and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions.  The selling stockholder may use any one or more of the following methods when selling shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  settlement of short sales entered into after the effective date of the registration statement of which this prospectus supplement is a part;

•                  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•                  through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling stockholder also may resell all or a portion of the shares in open market, off market or private transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus supplement, provided that it meets the criteria and conforms to the requirements of those provisions.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales.  If the selling stockholder effects such transactions by selling the shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal.  Such commissions will be in amounts to be negotiated, but in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Conduct Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with IM-2440-1.

In connection with sales of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume.  The selling stockholder may also sell shares short and if such short sale shall take place after the effective date of the registration statement of which this prospectus supplement is a part, the selling stockholder may deliver common stock covered by this prospectus supplement to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholder may also loan or pledge common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law.  The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement.  Notwithstanding the foregoing, the selling stockholder has been advised that it may not use shares registered under this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus supplement forms a part, became effective.

The selling stockholder and any broker-dealer or agents participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales.  In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  A selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares registered pursuant to the registration statement, of which this prospectus supplement forms a part.  The selling stockholder will act independently of us in making decisions regarding the timing, manner, and size of each sale.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder.  In connection with an underwritten offering of the shares under this prospectus supplement, the underwriters may purchase and sell securities in the open market.  These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.  In particular, stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.  These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the shares offered under this prospectus supplement.  If these activities are commenced, they may be discontinued by the underwriters at any time.

We will pay all expenses of the registration of the shares pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.  We have agreed to indemnify the selling stockholder and its independent fiduciary against certain losses, claims, damages and liabilities, including liabilities under the Securities Act in accordance with the registration rights agreement and the related indemnification agreement.  In the event that the shares are sold in the underwritten offering, we or the selling stockholder may agree to indemnify any underwriters, brokers, dealers or agents against, or contribute to any payments the underwriters, brokers, dealers or agents may be required to make, with respect to, civil liabilities, including liabilities under the Securities Act.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Company’s current report on Form 8-K dated May 13, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

3M Company

Debt Securities

Common Stock

We from time to time may offer to sell debt securities and common stock.  Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “MMM”.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities.  The specific terms of any securities to be offered will be described in a prospectus supplement to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated February 17, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or other offering material filed or provided by us.   We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement or any such other offering material is accurate as of any date other than their respective dates.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this process, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.  This prospectus and any applicable prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC.  The registration statement that contains this prospectus, including the exhibits to the registration statement, provides additional information about us.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.  Our SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC rules allow us to incorporate by reference information into this prospectus. This means we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document.  Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

Accordingly, we incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):

•                  our Annual Report on Form 10-K for the year ended December 31, 2008; and

•                  all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents.  You can request those documents from:

3M Company

3M Center

St. Paul, MN  55144-1000

Phone: (651) 733-1110

Attention: Investor Relations

THE COMPANY

3M Company, formerly known as Minnesota Mining and Manufacturing Company, was incorporated in 1929 under the laws of the State of Delaware to continue operations begun in 1902.  3M’s principal executive offices are located at 3M Center, St. Paul, Minnesota 55144 (telephone: 651-733-1110).

3M is a diversified technology company with a global presence in the following businesses: industrial and transportation; health care; safety, security and protection services; consumer and office; display and graphics; and electro and communications.  3M is among the leading manufacturers of products for many of the markets it serves.  Most 3M products involve expertise in product development, manufacturing and marketing, and are subject to competition from products manufactured and sold by other technologically oriented companies.

We manage our operations in six operating business segments: Industrial and Transportation; Health Care; Safety, Security and Protection Services; Consumer and Office; Display and Graphics; and Electro and Communications.  Our six business segments bring together common or related 3M technologies, enhancing the development of innovative products and services and providing for efficient sharing of business resources. These segments have worldwide responsibility for virtually all 3M product lines. Certain small businesses and lab-sponsored products, as well as various corporate assets and expenses, are not attributed to the business segments.

When we refer to “3M”, “our company”, “we”, “our” and “us” in this prospectus under the heading “The Company”, we mean 3M Company and its consolidated subsidiaries unless the context indicates otherwise.  When these terms are used elsewhere in this prospectus, we refer only to 3M Company unless the context indicates otherwise.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings, the following securities:

•                  debt securities, and

•                  shares of common stock.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement and other offering material, which may be in addition to or different from the general terms summarized in this prospectus. We may issue debt securities that are convertible into common stock that may be sold under this prospectus. Where applicable, the prospectus supplement and other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.  The summaries contained in this prospectus and in any prospectus supplement or other offering material may not contain all of the information that you would find useful.  Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus.  You should read “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” to find out how you can obtain a copy of those documents.

DEBT SECURITIES

This section describes the general terms and provisions of the debt securities.  The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.  The debt securities will be issued under an indenture, dated as of November 17, 2000, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee.  As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidence of indebtedness that we issue and the trustee authenticates and delivers under the indenture.

We have summarized the general terms and provisions of the indenture in this section.  This summary, however, does not describe every aspect of the indenture.  We have filed the indenture with the SEC.  You should read the indenture for additional information before you buy any debt securities.  The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

General

The debt securities will be our direct, senior, unsecured obligations.  The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time.  Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture.  (Section 301) Unless a prospectus supplement relating to debt securities states otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford Holders (as defined below) of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect Holders of the debt securities.  If we ever issue bearer securities we will summarize provisions of the indenture that relate to bearer securities in the applicable prospectus supplement.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering.  (Section 301) These terms will include some or all of the following:

•                  the title and type of the debt securities;

•                  any limit on the total principal amount of the debt securities;

•                  the price at which the debt securities will be issued;

•                  the maturity date of the debt securities;

•                  the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

•                  if the debt securities will bear interest:

•                  the interest rate on the debt securities;

•                  the date from which interest will accrue;

•                  the record and interest payment dates for the debt securities;

•                  the first interest payment date; and

•                  any circumstances under which we may defer interest payments;

•                  any optional redemption provisions that would permit us or the Holders of debt securities to elect redemption of the debt securities before their final maturity;

•                  any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•                  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S.  dollars;

•                  any provisions that would permit us or the Holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

•                  whether the provisions described under the heading “Defeasance” below apply to the debt securities;

•                  any changes to or additional events of default or covenants;

•                  whether the debt securities will be issued in whole or in part in the form of temporary or permanent global securities and, if so, the depositary for those global securities (a “global security” means a debt security that we issue in accordance with the indenture to represent all or part of a series of debt securities);

•                  any special tax implications of the debt securities; and

•                  any other terms of the debt securities.

A “Holder”, with respect to a registered security, means the person in whose name the debt security is registered in the security register.  (Section 101)

Our company may, without the consent of Holders of any debt securities, issue additional debt securities with terms different from those of debt securities previously issued, and it may reopen a previous series of debt securities and issue additional debt securities of that series.

Payment; Exchange; Transfer

We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities.  Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment.  (Sections 305, 307, 1002) There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities.  (Section 305)

Denominations

Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Original Issue Discount

Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount.  If a debt security is an “original issue discount security”, that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the indenture.  (Section 101) The applicable prospectus supplement will describe the federal income tax consequences and other special factors which should be considered before purchasing any original issue discount securities.

Classification of Restricted and Unrestricted Subsidiaries

The indenture contains several restrictive covenants that apply to us and all of our Restricted Subsidiaries (defined below).  Those covenants do not apply to our Unrestricted Subsidiaries (defined below).  For example, the assets and indebtedness of Unrestricted Subsidiaries and investments by us or our Restricted Subsidiaries in Unrestricted Subsidiaries are not included in the calculations described under the heading “—Restrictions on Secured Funded Debt” below.  The indenture does not require us to maintain any Restricted Subsidiaries and, if we do not, the indenture will not provide any limitations on the amount of secured debt created or incurred by our Subsidiaries (defined below).

A “Subsidiary” is any corporation of which we own more than 50% of the outstanding shares of Voting Stock, except for directors’ qualifying shares, directly or through one or more of our other Subsidiaries.  “Voting Stock” means stock that is entitled in the ordinary course (i.e., not only as a result of the happening of a contingency) to vote in an election for directors.

A “Restricted Subsidiary” means any of our Subsidiaries which has substantially all of its property in the United States, which owns or is a lessee of any Principal Property and in which our investment and the investment of our Subsidiaries exceeds 1% of our Consolidated Net Tangible Assets as of the date of the determination, other than Unrestricted Subsidiaries.  Additionally, this definition includes any other Subsidiary designated by our board of directors as a Restricted Subsidiary.  (Section 101).  A “Wholly-owned Restricted Subsidiary” is a Restricted Subsidiary of which we own all of the outstanding capital stock directly or through our other Wholly-owned Restricted Subsidiaries.

Our “Unrestricted Subsidiaries” are:

•                  3M Financial Management Company;

•                  other Subsidiaries (whose primary business is in finance operations) acquired or formed by us after the date of this prospectus; and

•                  any other Subsidiary if a majority of its Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries.

Our board of directors can at any time change a Subsidiary’s designation from an Unrestricted Subsidiary to a Restricted Subsidiary if:

•                  the majority of that Subsidiary’s Voting Stock is not owned by an Unrestricted Subsidiary, and

•                  after the change of designation, we would be in compliance with the restrictions contained in the Secured Funded Debt covenant described under the heading “—Restrictions on Secured Funded Debt” below.  (Sections 101, 1010(a))

Restrictions on Secured Funded Debt

The indenture limits the amount of Secured Funded Debt that we and our Restricted Subsidiaries may incur or otherwise create (including by guarantee).  Neither we nor our Restricted Subsidiaries may incur or otherwise create any new Secured Funded Debt (defined below) unless immediately after this incurrence or creation:

•                  the sum of:

•                  the aggregate principal amount of all of our outstanding Secured Funded Debt and that of our Restricted Subsidiaries, other than the several categories of Secured Funded Debt discussed below on page 13 of this prospectus, plus

•                  the aggregate amount of our Attributable Debt and that of our Restricted Subsidiaries relating to sale and lease-back transactions,

•                  does not exceed 15% of our Consolidated Net Tangible Assets.

This limitation does not apply if the outstanding debt securities are secured equally and ratably with or prior to the new Secured Funded Debt.  (Sections 1008(a), 1008(c))

“Secured Funded Debt” means Funded Debt which is secured by a mortgage, lien or other similar encumbrance upon any of our assets or those of our Restricted Subsidiaries.  (Section 101)

“Funded Debt” means:

•                  Indebtedness maturing, or which we may extend or renew to mature, more than 12 months after the time the amount of Funded Debt is computed, plus

•                  guarantees of Indebtedness (defined below) of the type described in the preceding bullet point, or of dividends, except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business, plus

•                  Funded Debt secured by a mortgage, lien or similar encumbrance on our assets or those of our Restricted Subsidiaries, whether or not this Funded Debt is assumed by us or one of our Restricted Subsidiaries, plus

•                  in the case of a Subsidiary, all preferred stock of that Subsidiary.

Funded Debt does not include any amount relating to obligations under leases, or guarantees of leases, whether or not those obligations would be included as liabilities on our consolidated balance sheet.  (Section 101)

“Indebtedness” means, except as set forth in the next sentence:

•                                          all items of indebtedness or liability, except capital and surplus, which under accounting principles generally accepted in the United States of America would be included in total liabilities on the liability side of a balance sheet as of the date that indebtedness is being determined;

•                                          indebtedness secured by a mortgage, lien or other similar encumbrance on property owned subject to that mortgage, lien or other similar encumbrance, regardless of whether the indebtedness secured by that mortgage, lien or other similar encumbrance was assumed; and

•                                          guarantees, endorsements, other than for purposes of collection, and other contingent obligations relating to, or to purchase or otherwise acquire, indebtedness of others, unless the amount of the guarantees, endorsements or other contingent obligations is included in the preceding two bullet points.

Indebtedness does not include any obligations or guarantees of obligations relating to lease rentals, even if these obligations or guarantees of obligations would be included as liabilities on our consolidated balance sheet.  (Section 101)

“Attributable Debt” means:

•                                          the balance sheet liability amount of capital leases as determined by accounting principles generally accepted in the United States of America, plus

•                                          the amount of future minimum operating lease payments required to be disclosed by accounting principles generally accepted in the United States of America, less any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, discounted using the interest rate implicit in the lease to calculate the present value of operating lease payments.

The amount of Attributable Debt relating to an operating lease that can be terminated by the lessee with the payment of a penalty will be calculated based on the lesser of:

•                                          the aggregate amount of lease payments required to be made until the first date the lease can be terminated by the lessee plus the amount of the penalty, or

•                                          the aggregate amount of lease payments required to be made during the remaining term of the lease.  (Section 101)

“Consolidated Net Tangible Assets” means the total consolidated amount of our assets and those of our Subsidiaries, minus applicable reserves and other properly deductible items and after excluding any investments made in Unrestricted Subsidiaries or in corporations while they were Unrestricted Subsidiaries but which are not Subsidiaries at the time of the calculation, minus

•                                          all liabilities and liability items, including leases, or guarantees of leases, which under accounting principles generally accepted in the United States of America would be included in the balance sheet, except Funded Debt, capital stock and surplus, surplus reserves and deferred income taxes, and

•                                          goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles.  (Section 101)

The following categories of Secured Funded Debt will not be considered in determining whether we are in compliance with the covenant described in the first paragraph under the heading “Restrictions on Secured Funded Debt”:

•                                          Secured Funded Debt of a Restricted Subsidiary owing to us or to one of our Wholly-owned Restricted Subsidiaries;

•                                          Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance in favor of the U.S. Government or any State or any instrumentality thereof to secure partial, progress, advance or other payments;

•                                          Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness of any company existing at the time that this company becomes one of our Subsidiaries;

•                                          Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness which:

•                  exists at the time that the property, shares of stock or Indebtedness is acquired by us or one of our Restricted Subsidiaries, including acquisitions by merger or consolidation,

•                  secures the payment of any part of the purchase price of or construction cost for the property, shares of stock or Indebtedness, or

•                  secures any indebtedness incurred prior to, at the time of, or within 120 days after, the acquisition of the property, shares of stock or Indebtedness or the completion of any construction of the property for the purpose of financing all or a part of the purchase price or construction cost of the property, shares of stock or Indebtedness, provided that, in all cases, we continue to comply with the covenant relating to mergers and consolidations discussed under the heading “—Consolidation, Merger or Sale” below;

•                                          Secured Funded Debt secured by a mortgage, lien or other similar encumbrance in connection with the issuance of revenue bonds on which the interest is exempt from federal income tax pursuant to the Internal Revenue Code of 1986; and

•                                          any extension, renewal or refunding of:

•                  any Secured Funded Debt permitted under the first paragraph under the heading “Restrictions on Secured Funded Debt,”

•                  any Secured Funded Debt outstanding at the end of our fiscal year immediately preceding the execution date of the indenture of any then Restricted Subsidiary, or

•                  any Secured Funded Debt of any company outstanding at the time this company became a Restricted Subsidiary,

provided that the mortgage, liens or other similar encumbrance securing such extension, renewal or refunding is limited to the same secured property (plus improvements thereon) that secured the Secured Funded Debt so extended, renewed or refunded immediately prior thereto. (Section 1008(b))

Restrictions on Sale and Lease-Back Transactions

The indenture provides that neither we nor any of our Restricted Subsidiaries may enter into any sale and lease-back transaction involving any Principal Property, as defined below, more than 120 days after its acquisition or the completion of its construction and commencement of its full operation, unless either:

•                                          we or any of our Restricted Subsidiaries could (1) create Secured Funded Debt on the property equal to the Attributable Debt with respect to the sale and lease-back transaction and (2) still be in compliance with the restrictions on Secured Funded Debt (see “—Restrictions on Secured Funded Debt” above); or

•                                          we apply an amount, subject to credits for some voluntary retirements of debt securities and/or Funded Debt as specified in the indenture, equal to the greater of (1) the fair value of the property or (2) the net proceeds of the sale, within 120 days, to the retirement of Secured Funded Debt.

This restriction will not apply to any sale and lease-back transaction:

•                                          between us and one of our Restricted Subsidiaries,

•                                          between any of our Restricted Subsidiaries, or

•                                          involving a lease for a period, including renewals, of three years or less.  (Section 1009)

“Principal Property” means any building or other facility located in the United States, together with the land upon which it is erected and its fixtures that is owned or leased by us or one of our Subsidiaries, that is used primarily for manufacturing or processing and has a gross book value, before deduction of any depreciation reserves, greater than 1% of our Consolidated Net Tangible Assets, other than:

•                  a building or facility that is financed by obligations issued by a state or local government under several sections of the Internal Revenue Code of 1986, or

•                  a building or facility that in the opinion of our board of directors is not of material importance to the total business conducted by us and our Subsidiaries considered together.  (Section 101)

Consolidation, Merger or Sale

The indenture generally permits a consolidation or merger between us and another corporation.  It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation.  These transactions are permitted if:

•                                          the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture,

•                                          immediately after the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, exists, and

•                                          except in the case of a consolidation or merger of a Restricted Subsidiary with and into us, either (1) we have obtained the consent of the Holders of a majority in aggregate principal amount of the outstanding debt securities of each series or (2) immediately after the transaction, the resulting or acquiring corporation could incur additional Secured Funded Debt and still be in compliance with the restrictions on Secured Funded Debt (see “—Restrictions on Secured Funded Debt” above).  (Section 801)

Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another corporation if, immediately after the sale:

•                                          that corporation is one of our Wholly-owned Restricted Subsidiaries, and

•                                          we could incur additional Secured Funded Debt and still be in compliance with the restrictions on Secured Funded Debt (see “—Restrictions on Secured Funded Debt” above).  (Section 803)

If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture.  As a result, this successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities.  (Section 802)

Modification and Waiver

Under the indenture, we and the trustee can modify or amend the indenture with the consent of the Holders of a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment.  However, we may not, without the consent of the Holder of each debt security affected:

•                                          change the stated maturity date of any payment of principal or interest,

•                                          reduce payments due on the original issue discount securities,

•                                          change the place of payment or currency in which any payment on the debt securities is payable,

•                                          limit a Holder’s right to sue us for the enforcement of payments due on the debt securities,

•                                          reduce the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture,

•                                          limit a Holder’s right, if any, to repayment of debt securities at this Holder’s option, or

•                                          modify any of the foregoing requirements or reduce the percentage of outstanding debt securities required to waive compliance with several provisions of the indenture or to waive defaults under the indenture.  (Section 902)

Under the indenture, the Holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all Holders of that series:

•                                          waive compliance by us with several restrictive covenants of the indenture, such as corporate existence and maintenance of properties, and

•                                          waive any past default under the indenture, except:

•                  a default in the payment of the principal of or any premium or interest on any debt securities of that series, or

•                  a default under any provision of the indenture which itself cannot be modified or amended without the consent of the Holders of each outstanding debt security of that series.  (Sections 1012, 513)

Events of Default

An event of default with respect to any series of debt securities will occur under the indenture if:

•                                          we fail to pay interest on any debt security of that series for 30 days after the payment is due,

•                                          we fail to pay the principal of or any premium on any debt security of that series when due,

•                                          we fail to deposit any sinking fund payment when due on debt securities of that series,

•                                          we fail to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture,

•                                          we default under any Indebtedness for borrowed money, including other series of debt securities, or under any mortgage, lien or other similar encumbrance, indenture or instrument, including the indenture, which secures any Indebtedness for borrowed money, and which results in acceleration of the maturity of an outstanding principal amount of Indebtedness greater than $20 million, unless this acceleration is rescinded (or the Indebtedness is discharged) within 10 days after we have received written notice of the default in the manner specified in the indenture,

•                                          commencement of voluntary or involuntary bankruptcy, insolvency or reorganization, or

•                                          any other event of default that may be specified for the debt securities of that series when that series is created occurs.  (Section 501)

If an event of default for any series of debt securities occurs and continues, the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately.  If such a declaration occurs, the Holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to the specific payment conditions set forth in the indenture, rescind the declaration.  (Section 502)

The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.  The indenture requires us to file a certificate with the trustee each year that states the nature of the default if any default exists under the terms of the indenture.  (Section 1011) The trustee may withhold notice to the Holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the Holders.  (Section 602)

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any Holders,

unless the Holders offer the trustee reasonable indemnification.  (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee provided in the indenture, the Holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•                                          conducting any proceeding for any remedy available to the trustee, or

•                                          exercising any trust or power conferred upon the trustee.  (Sections 512, 603)

The Holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•                                          the Holder has previously given the trustee written notice of a continuing event of default with respect to that series,

•                                          the Holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding,

•                                          the trustee has not started the proceeding within 60 days after receiving the request, and

•                                          the trustee has not received directions inconsistent with the request from the Holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.  (Section 507)

However, the Holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment.  (Section 508)

Defeasance

Defeasance and Discharge.  At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the indenture.  If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the trustee, in trust, sufficient money or Government Obligations, as defined below, to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates these payments are due under the indenture and the terms of the debt securities.  (Section 403) As used above, “Government Obligations” mean:

•                                          securities of the same government which issued the currency in which the series of debt securities are denominated and/or in which interest is payable, or

•                                          securities of government agencies backed by the full faith and credit of the government.  (Section 101)

In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:

•                                          the indenture will no longer apply to the debt securities of that series, except for the obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds; and

•                                          Holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and interest on the debt securities of that series.  (Section 403)

Under federal income tax law, that deposit and discharge may be treated as an exchange of the related debt securities for an interest in the trust mentioned above.  Each holder might be required to recognize gain or loss equal to the difference between:

•                                          the holder’s cost or other tax basis for the debt securities, and

•                                          the value of the holder’s interest in the trust.

Holders might be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described in this section under the heading “—Substitution of Collateral” below.  You are urged to consult your own tax advisers as to the specific consequences of such a deposit and discharge, including the applicability and effect of tax laws other than federal income tax law.

Defeasance of Covenants and Events of Default.  At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture.  If we so provide and we make the deposit described in this section under the heading “—Defeasance and Discharge” above:

•                                          we will not have to comply with the following restrictive covenants contained in the indenture: Consolidation, Merger or Sale or Lease of Property as Entirety (Sections 801, 803, 804); Restrictions on Secured Debt (Section 1008); Maintenance of Properties (Section 1005); Payment of Taxes and Other Claims (Section 1007); Restrictions on Sale and Lease-Back Transactions (Section 1009); Classification of Restricted and Unrestricted Subsidiaries

(Section 1010); and any other covenant we designate when we establish the series of debt securities; and

•                                          we will not have to treat the events described in the fourth bullet point under the heading “—Events of Default” as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth, sixth and seventh bullet points under the heading “—Events of Default” as events of default under the indenture in connection with that series.

In the event of a defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants and the events of default specifically referred to above, will remain in effect.  (Section 1501)

If we exercise our option not to comply with the covenants listed above and the debt securities of that series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or Government Obligations on deposit with the trustee will be sufficient to pay the principal, interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration.  However, we would remain liable for the balance of the payments.  (Section 1501)

Substitution of Collateral.  At the time that we establish a series of debt securities under the indenture, we can provide for our ability to, at any time, withdraw any money or Government Obligations deposited pursuant to the defeasance provisions described above if we simultaneously substitute other money and/or Government Obligations which would satisfy our payment obligations on the debt securities of that series pursuant to the defeasance provisions applicable to those debt securities.  (Section 402)

CAPITAL STOCK

General

The following description of our capital stock is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are incorporated by reference in a registration statement of which is prospectus forms a part, and by the provisions of applicable Delaware law.  Under our certificate of incorporation, we are authorized to issue up to 3,000,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock without par value.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders.

Dividends

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose.

Rights Upon Liquidation

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preemptive or Conversion Rights

The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

The board of directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock.  It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock.  However, the effects might include, among other things:

•                  restricting dividends on the common stock,

•                  diluting the voting power of the common stock,

•                  impairing the liquidation rights of the common stock, or

•                  delaying or preventing a change in control of us without further action by the stockholders.

No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of Our Certificate and By-laws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and bylaws, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board. We believe that these provisions give our board the flexibility to exercise its fiduciary duties in a manner consistent with the interests of our shareholders.

•                  STOCKHOLDER MEETINGS. Under our bylaws, the board of directors and the chairman of the board may call special meetings of stockholders; in addition, record holders of 25% or more of the total 3M shares entitled to vote on the matter or matters to be brought before a special meeting may also cause the meeting to be held, but, if the Company’s board of directors determines in good faith that the business specified in the stockholder’s request will be included in an upcoming annual meeting of stockholders within 90 days after the request, the special meeting will not be held.

•                  REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER NOMINATIONS AND PROPOSALS. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

•                  DELAWARE LAW. We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti- takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

•                  ELIMINATION OF STOCKHOLDER ACTION BY WRITTEN CONSENT. Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

•                  ELIMINATION OF CUMULATIVE VOTING. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

•                  UNDESIGNATED PREFERRED STOCK. The authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank N.A., Shareowner Services.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the Company by Gregg M. Larson, who is our Deputy General Counsel, or another one of our lawyers, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Mr. Larson beneficially owns, or has options to acquire, a number of shares of our common stock, which represents less than 0.1% of the total outstanding common stock.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

8,329,862 Shares

3M Company

Common Stock

Prospectus Supplement

August 4, 2009